UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 15, 2013

Commission File Number:   000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
371454128
(IRS Employer Identification No.)

299 S Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

435-645-2100
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2013, Park City Group, Inc. (the "Company") provided written notice to the NYSE MKT LLC (the "NYSE MKT") of the Company's intent to transfer the listing of its common stock, par value $0.01 per share ("Common Stock"), from the NYSE MKT to the NASDAQ Capital Market, and withdraw the listing and registration of the Common Stock from the NYSE MKT. The Company's Common Stock has been authorized for listing on the NASDAQ Capital Market. The Company expects that its Common Stock will cease trading on the NYSE MKT at the close of business on or about October 25, 2013, and will begin trading on the NASDAQ Capital Market on or about October 28, 2013, where the Common Stock will continue to trade under the stock symbol "PCYG".

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   October 16, 2013
By:	/s/ Edward L. Clissold

Name: Edward L. Clissold
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated October 15, 2013